Exhibit 99.1

Witness Systems Announces Record Quarterly Results

    ATLANTA--(BUSINESS WIRE)--July 22, 2004--Witness Systems (NASDAQ:WITS)

    --  Grows revenue 20 percent over prior year

    --  Improves operating margin and net income

    --  Increases cash balance to $52 million

    Witness Systems (NASDAQ: WITS), a global provider of performance optimization software and services, today announced financial results for the quarter ended June 30, 2004. Under generally accepted accounting principles (GAAP), second quarter revenue was $34.4 million and net income was $1.5 million, or $0.06 per share, up from $0.02 per share in the first quarter and a loss last year. Excluding hardware(1), second quarter revenue was $32.4 million, a sequential increase of six percent from the first quarter and an increase of 20 percent from the $27.0 million of adjusted revenue(2) reported in the second quarter of 2003. Second quarter license revenue of $12.2 million represented an increase of 11 percent over the same period one year ago, and a five percent sequential increase from the first quarter.
    "Witness Systems continued to post strong year-over-year results, as the business grew nicely in the second quarter, led by IP telephony recording and actionable learning applications," said Witness Systems CEO, Dave Gould. "We're seeing more and more organizations focused on improving the quality and effectiveness of customer interactions in their contact centers and indeed throughout their entire enterprise. This is increasing demand for our portfolio of workforce optimization software and services. Studies show that our core market is growing at a compound annual growth rate of 16 percent, and that our quality monitoring market share is more than twice that of our nearest competitor(3)."

    Adjusted Results from Operations

    The company's internal reporting and performance measurement programs are established on a basis that excludes certain non-cash (such as amortization of intangibles) and acquisition-related charges required under GAAP. The company believes these adjusted results (non-GAAP) provide more meaningful information regarding those aspects of current operating performance that can be effectively managed and consequently, has developed its internal reporting and compensation systems using these measures. The reporting of these non-GAAP financial measures facilitates investors' understanding of the company's historical operating trends, provides a basis for more relevant comparisons to other companies in the industry and enables investors to evaluate the company's operating performance in a manner consistent with the company's internal basis of measurement.
    Adjusted results from operations are considered supplemental information and are not intended to be a substitute for the financial results reported under GAAP. Specifically, the adjustments and their impact on reported GAAP revenue and earnings per share are as follows:


                                 Three Months Ended Three Months Ended
                                   June 30, 2004      June 30, 2003
                                 ------------------ ------------------
                                  Revenue    EPS     Revenue    EPS
                                 --------- -------- --------- --------
                                 (in thousands, except per share data)

GAAP results                      $34,418    $0.06   $29,326   ($0.24)
Amortization of intangible assets
 included in cost of revenue            -     0.05         -     0.06
Amortization of intangible assets
 included in operating expenses         -     0.01         -     0.02
Merger related and restructuring
 costs                                  -     0.01         -     0.12
Difference between income taxes
 and pro forma tax expense at 36%       -    (0.04)        -     0.02
                                 --------- -------- --------- --------
Adjusted results (non-GAAP)       $34,418    $0.09   $29,326   ($0.02)
                                 ========= ======== ========= ========


    Customers Select and Recognize eQuality Suite

    During the second quarter, Witness Systems added 59 new customers, 23 of which licensed the company's industry-leading Voice over Internet Protocol (VoIP) software. "As we announced earlier this month, more than 500 customer sites have purchased our IP recording software. Our goal with IP telephony is to bring the benefits of contact recording, review and analysis to potentially everyone who uses a telephone at their place of work," said Gould. "Further, Witness Systems is confident that the recent lawsuit filed by a competitor holds no merit, and expects to prevail."
    "Our customers continue to find new and innovative ways to leverage our software. As we announced last month, new research reports from IT industry analysts - along with surveys conducted at our Driving Innovation customer user conference in Toronto, Canada - reinforce the need for companies to identify the underlying motive for incoming calls into their contact centers. Our eQuality(R) Office offering is designed to help companies audit critical business functions to better understand the impact that back office transactions have on customer service and satisfaction," added Gould.

    Financial Outlook for 2004

    "We experienced strong operating results during the quarter. Our revenue slightly exceeded our guidance and adjusted earnings of $0.09 per share were at the high end of the range. We're particularly pleased with our international performance. We once again generated positive cash flow, ending the quarter with $52 million of cash and short-term investments," said William Evans, CFO for Witness Systems. "This success will enable us to make strategic investments to help ensure sustainable, long-term growth."
    The company currently expects to achieve third quarter revenue, excluding hardware, in the range of $32.5 to $33.5 million and non-GAAP adjusted earnings (which excludes amortization of intangibles and merger-related expenses and assumes a pro-forma tax rate of 36 percent) of $0.08 to $0.10 per share. For the year, the company is increasing its guidance for revenue, excluding hardware, to the range of $129 million to $132 million and for non-GAAP adjusted earnings in the range of $0.33 to $0.37 per share. On a GAAP basis, the company currently expects to report earnings for the third quarter of $0.05 to $0.07 per share and for the entire year of $0.19 to $0.23 per share.

    (1) Hardware sales are considered incidental to, but not part of, the company's core business, which is the sale of software and services. Therefore, the company believes that increases in revenue, excluding hardware, are an important measure of its performance.
    (2) Adjusted revenue of $27.0 million in the second quarter of 2003 excludes $3.3 million in hardware revenue and includes $1.0 million of maintenance revenue based on contract values in excess of purchase accounting fair value.
    (3) Tern Systems and COMMfusion report dated March 2004.

    Earnings Announcement Conference Call Details

    Witness Systems will conduct a live broadcast of the company's quarterly conference call that will be available online at www.streetevents.com or www.witness.com beginning at 5 p.m. ET on Thursday, July 22, 2004. The online replay will be available at approximately 7 p.m. ET.

    About Witness Systems

    Witness Systems (NASDAQ: WITS) provides the contact center industry's first integrated performance optimization software suite to help global enterprises capture customer intelligence and optimize workforce performance. The browser-based eQuality(R) software is comprised of compliance, high-volume and business-driven recording solutions for customer contact centers and IP telephony, as well as performance analysis and e-learning applications. The closed-loop suite enables companies to capture and retrieve, learn and train, and report and analyze customer interactions and back office transactions to develop staff, increase revenue, reduce costs, and achieve greater customer retention and loyalty. An integrated business consulting, implementation and training methodology provides services to support an effective, rapid deployment of eQuality that enables organizations to maximize their return on investment. For additional information about Witness Systems and its eQuality software suite, visit www.witness.com.
    Cautionary Note Regarding Forward-looking Statements: Information in this release that involves Witness Systems' expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. They are identified by words such as "anticipates," "expects," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon information available to Witness Systems as of the date of this release, and the company assumes no obligation to update any such forward-looking statement. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Some of the factors that could cause actual future results to differ materially from current expectations include fluctuations in customer demand and the timing of orders; the company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the company's markets; the risks associated with international sales as the company expands its markets, including the risks associated with foreign currency fluctuations; the ability of the company to complete and integrate successfully any acquisitions or investments it may make; and the ability of the company to compete successfully in the future, as well as other risks identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's quarterly report on Form 10-Q for the period ending March 31, 2004, and any other reports filed from time to time with the Securities and Exchange Commission.
    Witness, eQuality and the Witness logo are United States registered trademarks of Witness Systems, Inc., protected by laws of the U.S. and other countries. All other trademarks mentioned in this document are the property of their respective owners.


                        WITNESS SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (unaudited, dollars in thousands)


                                                 June 30, December 31,
                                                   2004      2003
                                                 --------   --------

Cash and cash equivalents                       $ 30,029    $ 30,717
Short-term investments                            22,316      10,155
Accounts receivable, net                          28,438      31,707
Other current assets                               4,262       3,311
                                                 --------    --------
     Total current assets                         85,045      75,890
Property and equipment, net                        5,769       6,141
Intangible assets, net                            13,390      20,083
Other assets                                       1,659       2,177
                                                 --------    --------
     Total assets                               $105,863    $104,291
                                                 ========    ========

Accounts payable and accrued liabilities          19,413    $ 27,227
Deferred revenue                                  22,449      19,966
                                                 --------    --------
     Total current liabilities                    41,862      47,193
Deferred income tax liabilities                      239       3,197
Other long-term liabilities                        4,252       3,906
                                                 --------    --------
     Total liabilities                            46,353      54,296
                                                 --------    --------
     Total stockholders' equity                   59,510      49,995
                                                 --------    --------
     Total liabilities and stockholders' equity $105,863    $104,291
                                                 ========    ========


                        WITNESS SYSTEMS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
       (unaudited, dollars in thousands, except per share data)

                               Three Months Ended     Year to Date
                                    June 30,            June 30,
                              ----------------------------------------
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------
Revenue:
  Product                     $  14,138 $  14,320 $  28,040 $  20,987
  Services                       20,280    15,006    39,330    25,567
                               --------- --------- --------- ---------
     Total revenue               34,418    29,326    67,370    46,554
Cost of revenue:
  Product                         3,714     4,267     7,624     5,129
  Services                        8,363     6,546    16,299    10,200
                               --------- --------- --------- ---------
     Total cost of revenue       12,077    10,813    23,923    15,329
                               --------- --------- --------- ---------
     Gross profit                22,341    18,513    43,447    31,225
Operating expenses:
  Selling, general and
   administrative                15,702    16,620    31,241    26,983
  Research and development        4,963     4,707     9,838     8,506
  Merger related and
   restructuring costs              155     2,613       523     4,577
  Acquired in-process research
   and development charges            -         -         -     7,840
                               --------- --------- --------- ---------
     Total operating expenses    20,820    23,940    41,602    47,906
                               --------- --------- --------- ---------
     Operating income (loss)      1,521    (5,427)    1,845   (16,681)
Interest and other income, net      137       341       308       866
                               --------- --------- --------- ---------
     Income (loss) before
      provision for income
      taxes                       1,658    (5,086)    2,153   (15,815)
Provision for income taxes          144       106       169       190
                               --------- --------- --------- ---------
     Net income (loss)        $   1,514   ($5,192)$   1,984  ($16,005)
                               ========= ========= ========= =========

Diluted net income (loss) per
 share                        $    0.06    ($0.24)$    0.08    ($0.73)
                               ========= ========= ========= =========

Shares used in computing
 diluted net income (loss) per
 share                           26,108    21,898    26,259    21,901

    CONTACT: Witness Systems, Atlanta
             William Evans, 770-754-1915
             bevans@witness.com
             or
             Ryan Hollenbeck, 770-754-1962
             rhollenbeck@witness.com